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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        LPBP Inc. (formerly Hemosol Inc.)
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             (Exact name of registrant as specified in its charter)


                  Ontario                                  Not Applicable
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(Province of incorporation or organization)               (I.R.S. Employer
                                                         Identification No.)


             100 International Boulevard, Toronto, Ontario, M9W 6J6
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(Address of principal executive offices)                     (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[x]

     Securities Act registration statement file number to which this form relates:

                                       N/A


     Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


     Securities to be registered pursuant to Section 12(g) of the Act:

                   Class A voting common shares, no par value
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                                (Title of Class)


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Item 1.    Description of Registrant's Securities to be Registered
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     The description of the Class A voting common shares, no par value, of
LPBP Inc., an Ontario corporation (the "Company"), set forth under the caption "LABCO AFTER THE ARRANGEMENT - Description of Share Capital" in the Management Information Circular included as exhibit (a)(3)(i) to the Company's Schedule 13E-3, as amended, initially filed by the Company (then named Hemosol Inc.) on March 19, 2004, is incorporated herein by reference.

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Item 2.    Exhibits
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
1.         The Articles of Arrangement dated April 30, 2004
2.         By-Law Number 1
3.         A specimen certificate of the Class A voting common shares
4. Description of the CLASS A voting common shares excerpted from the caption "LABCO AFTER THE ARRANGEMENT -- Description of Share Capital" in the Management Information included as exhibit (a)(3)(i) to the Company's Schedule 13E-3 filed on March 19, 2004
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LPBP Inc.



                                   By: /s/ John Anderson
                                       -----------------------------------------
                                       Name:  John Anderson
                                       Title: President, Chief Executive Officer
                                              and Chief Financial Officer





Dated:  April 30, 2004



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                                  EXHIBIT INDEX
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
Exhibit
Number     Description
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
1.         The Articles of Arrangement dated April 30, 2004
2.         By-Law Number 1
3.         A specimen certificate of the Class A voting common shares
4. Description of the CLASS A voting common shares excerpted from the caption "LABCO AFTER THE ARRANGEMENT - Description of Share Capital" in the Management Information included as exhibit (a)(3)(i) to the Company's Schedule 13E-3 filed on March 19, 2004
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